Exhibit 99
                                Selected Information
                                 Relating to Series
                                1994-1 Certificates,
                      Series 1995-1 Certificates, Series 1996-1
                    Certificates, Series 1996-2 Certificates, and
                           Series 1997-1 Certificates from
                        January 1, 1998 through March 31, 1998
                     -------------------------------------------



                Series 1994-1    Series 1995-1     Series 1996-1   Series 1996-2    Series 1997-1
                Floating Rate    6.50% Auto        5.50% Auto      Floating Rate    Floating Rate
                Loan Asset       Loan Asset        Loan Asset      Loan Asset       Loan Asset
                Backed           Backed            Backed          Backed           Backed
                Certificates     Certificates      Certificates    Certificates     Certificates
                ------------     -------------     -------------   ------------     ------------





Interest
Paid            $14,884,958.89   $  17,442,708.36 $ 10,834,722.23  $ 14,533,933.33   $ 11,008,276.47

Servicing
Fee Paid        $ 2,499,999.99   $   2,499,999.99 $  2,000,000.01  $  1,400,000.00   $  1,875,000.00











                                             -12-